PLACEMENT AGENT AGREEMENT
                            -------------------------

          THIS PLACEMENT AGENT AGREEMENT is made and entered into as of this 12th day of January, 2004, by and between Charleston Capital Corp., with an office at 216 East 45th Street, 9TH Floor, New York, NY 10017 ("Charleston Capital" or the "Placement Agent"), NanoPierce Technologies, Inc. with an office at 370 17th Street, Suite 3640, Denver, CO 80202 (the "Company").

          WHEREAS, the proposed private placement offering (the "Offering") of the Company's securities is being made under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act") pursuant to the terms more fully set forth on Exhibit A. This Placement Agent Agreement (the "Agreement") sets forth the mutual agreements and understandings between the Company and the Placement Agent relating to the Offering.

          NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. The Placement Agent, an NASD member broker-dealer, will introduce the Company to "accredited investors" as defined in Rule 501 promulgated under the Act for the purchase of units for a minimum of $1,250,000 (the "Minimum Offering Amount") and a maximum of $2,000,000 (the "Maximum Offering Amount"). The units consisting of one (1) share of the Company's common stock (the "Common Stock") and one (1) Warrant to purchase one (1) shares of the Company's Common Stock will be offered at $.10 per unit and will be offered and sold pursuant to the terms more fully set forth on Exhibit A, attached hereto and made a part hereof.

          2. The sale of units (the "Offering") will be made in a private placement through the Placement Agent on a "best efforts" basis pursuant to a Subscription Agreement and all supplements, amendments and exhibits thereto, all of which constitute an integral part thereof, in accordance with Section 4(2) of the Act and the regulations promulgated thereunder. The Placement Agent further acknowledges that in connection with the Offering, it is not authorized to, and agrees not to, provide any information or make any representation to any potential purchaser of securities other than as set forth in the Securities Purchase Agreement and the related Offering documents.

          3. At any time after receipt of subscriptions for the Minimum Offering Amount the Company may accept such subscriptions and may conduct a closing (a "Closing") the date of any such Closing a "Closing Date". Certificates representing shares of Common Stock and Warrants shall be delivered to the investors no later than ten (10) calendar days after the Closing Date.

          4. The Company agrees that following execution of the Securities Purchase Agreement, the investor shall be entitled to the registration rights described in the Offering Documents.

          5. The Company has paid $2,500 and has (upon breaking escrow of a minimum of $1,250,000 in gross subscription proceeds) agreed to pay an additional $5,000 to Charleston Capital's counsel for all legal fees and costs of Charleston Capital directly and necessarily incurred in connection with the proposed Offering, including but not limited to, the costs of preparing and printing the Subscription Agreement and review of any Registration Statement and amendments thereto. Charleston Capital will bear any and all other expenses it may incur in connection with this Offering ("Charleston's Expenses"). The Company will bear its own expenses incurred in connection with this Offering, including those expenses associated with any Registration Statement and amendments, post-effective amendments and supplements thereto, if any; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus (collectively, the "Company Expenses"). The Company will also bear the costs, expenses and filing fees for Blue Sky compliance, but has agreed to pay Charleston Capital's counsel the sum of $2,500 for Blue Sky filing in New York and Florida as well as the Form D filing with the SEC.

          6. Wachovia Bank shall act as Escrow Agent and the Company shall be responsible for escrow fees which will be assessed in accordance with a schedule to be provided by Wachovia Bank before the Company has any binding obligation of any nature to Charleston Capital or to Wachovia Bank.

          7. Unless required by law, any services and advice rendered by the Placement Agent pursuant to this Agreement (and the existence of this Agreement) shall not be disclosed publicly in any manner without their prior written approval and shall be treated by the Company as confidential information except as otherwise provided in paragraph 14, below. The Company shall not use the name of Charleston Capital or any officer, director, employee or shareholder thereof in any press release regarding the Offering without the express written permission of Charleston Capital. All material non-public information given to the Placement Agent by the Company shall be treated by the Placement Agent as confidential information and shall not be used by the Placement Agent except in rendering its services pursuant to this Agreement. The Company will use its best efforts to clearly delineate to the Placement Agent any such information.

          8. The Placement Agent reserves the right to conduct legal, business and financial due diligence of the Company to the extent that the Placement Agent, in its sole discretion, deems it necessary and appropriate.

          9. (a) The Company agrees to indemnify the Placement Agent and each of its directors, officers, employees, shareholders, its attorneys, controlling persons under the Act, affiliates and agents thereof (each a "Placement Agent Indemnitee," together, the "Placement Agent Indemnitees"), pay on demand and protect, defend, save and hold each Placement Agent Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (and all actions in respect thereof) (including, without limitation, reasonable attorneys' fees and related expenses)

     (A) incurred by or asserted against any Placement Agent Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of, this Agreement or the matters contemplated by this Agreement, including without limitation, (i) the engagement of the Placement Agent pursuant to this Agreement or any other related agreement, including any modifications or future additions to such engagement and related activities prior to the date hereof, (ii) any act by the Placement Agent or any Placement Agent Indemnitee taken in good faith in connection with this Agreement or the transactions contemplated therein (including, without limitation, the purchase of securities of the Company) except to the extent any such act results from the negligence or willful misconduct of the Placement Agent, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, the Subscription Agreement or any of the other documents utilized in connection with the Offering, (iv) the employment by the Company or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of the Company (not including any person who may be an indemnitor under paragraph 9(b), below) of any device, scheme or artifice to defraud, or the engaging by the Company or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the Offering, or (v) any untrue statement or alleged untrue statement of a material fact contained in any of the documents used in connection with or otherwise related to the Offering or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading unless as a result of the negligence or willful misconduct of the Placement Agent.

     (B) The Company further agrees that it will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agent or any Placement Agent Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the Placement Agent and each other Placement Agent Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) does not include any finding, concession, evidence or admission of any liability, wrongdoing of any nature, violation of any law, rule, regulation or the rights of any person or entity, which could be used in any way as, or deemed to be evidence of, an admission or concession that any person has or has not suffered any damage, and (iii) does not include any other term or condition that could be detrimental to, injure or adversely affect the business or reputation of a Placement Agent Indemnitee.

          (b) Charleston Capital agrees to indemnify each of the Company, the directors, officers, employees, shareholders, its attorneys, controlling persons under the Act, affiliates and agents thereof (each a "Company Indemnitee," together, the "Company Indemnitees"), pay on demand and protect, defend, save and hold each Company Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (and all actions in respect thereof) (including, without limitation, reasonable attorneys' fees and related expenses)

          (A) incurred by or asserted against any Company Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of, this Agreement or the matters contemplated by this Agreement, including without limitation, (i) any act by Charleston Capital or any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Charleston Capital, taken in good faith in connection with this Agreement or the transactions contemplated therein (including, without limitation, the purchase of securities of the Company) which liability results from the negligence or willful misconduct of Charleston Capital or of any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Charleston Capital, (ii) a breach of any representation, warranty, covenant, or agreement of Charleston Capital contained in this Agreement, the Subscription Agreement or any of the other documents utilized in connection with the Offering, (iii) the employment by Charleston Capital or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Charleston Capital of any device, scheme or artifice to defraud, or the engaging by Charleston Capital or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Charleston Capital in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the Offering, or (v) any untrue statement or alleged untrue statement of a material fact contained in any of the documents used in connection with or otherwise related to the Offering or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent such information was provided to the Company by Charleston Capital for use in the Subscription Agreement.

          (B) Charleston Capital agrees that it will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any Company Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the Company and each other Company Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) does not include any finding, concession, evidence or admission of any liability, wrongdoing of any nature, violation of any law, rule, regulation or the rights of any person or entity, which could be used in any way as, or deemed to be evidence of, an admission or concession that any person has or has not suffered any damage, and (iii) does not include any other term or condition that could be detrimental to, injure or adversely affect the business or reputation of a Company Indemnitee.

               (c) Promptly upon receipt by any Indemnitee (which term includes a Placement Agent Indemnitee or a Company Indemnitee, as the context may require) of notice of any complaint or the assertion or institution of any claim with respect to which indemnification is being sought hereunder, such Indemnitee shall notify the Company and the Placement Agent in writing of such complaint or of such assertion or institution, but failure to so notify the Company or the Placement Agent shall not relieve the appropriate party from any obligation such party may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by such party of substantial rights and defenses, and such failure to so notify the Company or the Placement Agent will not in any event relieve the Company or the Placement Agent (as appropriate) from any other obligation or liability the Company or the Placement Agent may have to any Indemnitee otherwise than under this Agreement. If the Company or the Placement Agent (as appropriate) so elect or are requested by such Indemnitee, the Company or the Placement Agent (as appropriate) will assume the defense of such claim, including the employment of counsel reasonably satisfactory to such Indemnitee and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnitee reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnitee concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to the Company or the Placement Agent (as appropriate), then such Indemnitee may employ its own separate counsel to represent or defend it in any such claim and the Company or the Placement Agent (as appropriate) shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company or the Placement Agent (as appropriate) fail timely or diligently to defend, contest, or otherwise protect against any claim, the relevant Indemnitee shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by the Company or the Placement Agent (as appropriate) therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such claim or the compromise or settlement thereof. In any claim in which the Company or the Placement Agent (as appropriate) assume the defense, the Indemnitee shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

               (d) To the extent any indemnification pursuant to the preceding paragraphs (or any of them) is prohibited or limited by law, the Company and the Placement Agent (as appropriate) agree to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 9 to the fullest extent permitted by law.

               (e) (A) If (i) Charleston Capital other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this

Agreement, or if Charleston Capital is impleaded in any such action, proceeding or investigation by any person, or (ii) Charleston Capital, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission ("SEC") against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Charleston Capital is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Charleston Capital for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Charleston Capital that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), of Charleston Capital and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Charleston Capital and any such affiliate and any such person.

          (B) If (i) the Company, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder or affiliate of Charleston Capital, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Company is impleaded in any such action, proceeding or investigation by any person, or (ii) the Company, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving Charleston Capital or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Company is impleaded in any such action, proceeding or investigation by any person, then in any such case, Charleston Capital, will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of Charleston Capital under this section shall be in addition to any liability which Charleston Capital may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Company that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of the Company and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Charleston Capital and any such affiliate and any such person.

               (f)     (A)     Should  Charleston  Capital  or  any  of  its
directors, officers, partners, shareholders, agents or employees, other than by reason of its or their negligence or willful misconduct, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the engagement of the Placement Agent under this Agreement, the Company agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith, payable in advance.

          (B) Should the Company, or any of its directors, officers, partners, shareholders, agents or employees, other than by reason of its or their negligence or willful misconduct, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the engagement of the Placement Agent under this Agreement, the Placement Agent agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith, payable in advance.

               (g) The Company and Charleston Capital each hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this Agreement is brought against any Indemnitee.

          10. The parties anticipate the final Closing Date to be January 16, 2004 of the Offering, however the parties may extend the Offering date upon mutual agreement without notice to the investors.

          11.  Placement  Fees;  Closing.
               -------------------------

               (a) The placement fee shall consist of a cash payment equal to three percent (3%) of the gross amount of such investment on the Closing Date and three percent (3%) of the gross amount paid to the Company by the Investors for the exercise of the $.10 Warrants. Charleston Capital Corporation shall also receive upon the Closing Date a Warrant to purchase Common Stock of the Company for that number of shares of Common Stock equal to three percent (3%) of the number of shares of Common Stock purchased by the Investors on the Closing Date. Charleston Capital Corporation shall also receive subsequent to the Closing Date a Warrant to purchase Common Stock of the Company for that number of shares of Common Stock equal to three percent (3%) of the number of shares of Common Stock purchased by the Investors by exercising the $.10 Warrant. The Warrants will be based on the same terms as the Warrants issued to the Investor and will be registered in the Registration Statement for this Offering. The Warrant shall survive until January 20, 2009, and have a $0.10 exercise price. Registration shall be "piggy backed" on the registration statement set forth in the Registration Rights herein.

               (b)     Conditions  to  the  Placement  Agent's Obligations.  The
                       ---------------------------------------------------
obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement and the Subscription Agreement, and, as of the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                    (i)     No  Material  Misstatements.  The  Company's  public
                            ---------------------------
filings ("SEC Documents") do not contain an untrue statement of a fact, which in the opinion of the Placement Agent, is material, or omit to state a fact, which, in the opinion of the Placement Agent, is material and is required to be stated therein, or is, in the opinion of the Placement Agent, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (ii)     Compliance with Agreements.  The Company shall have
                             --------------------------
complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Subscription Agreement at or prior to each Closing;

                    (iii)     Corporate  Action.  The  Company  shall have taken
                              -----------------
all corporate action necessary in order to permit the valid execution, delivery and performance of the SEC Documents by the Company, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of the SEC Documents, the performance by the Company of its obligations hereunder and the Offering contemplated hereby;

                    (iv)     Opinion  of  Counsel  to the Company. The Placement
                             ------------------------------------
Agent shall have received an opinion of counsel to the Company with respect to the fact that the securities sold in the Offering are (or will be) legally and validly authorized, fully-paid, and non-assessable, stating that each of the investors may rely thereon as though addressed directly to such investor, dated as of each Closing Date; and

                    (v)     Officer's  Certificate.  The  Placement  Agent shall
                            ----------------------
receive an Officer's Certificate, signed by the appropriate parties and dated as of the Closing Date. These certificates shall state, among other things, that the representations and warranties contained herein are true and accurate in all material respects at such Closing Date with the same effect as though expressly made at such Closing Date.

          12.     Press  Releases,  Etc.  Except  as  otherwise  required  by
                  ----------------------
applicable law or the rules of a regulatory body, the Company shall not, during the period commencing on the date hereof and ending thirty (30) days after the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, their financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent except in the ordinary course of business and not for the purpose of soliciting any interest in the Offering.

          13.     Liability  of Placement Agent:  (a)   The Company acknowledges
                  -----------------------------
that all opinions and advice (written or oral) given by the Placement Agent to the Company in connection with the engagement of the Placement Agent are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Placement Agent to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Placement Agent, or use the name of Charleston Capital in any annual reports or any other reports or releases of the Company without the prior written consent of Charleston Capital.

     (b) The Placement Agent represents to the Company that it is a broker-dealer registered as such under the Securities Exchange Act of 1934 and applicable state laws, and they are members in good standing of the National Association of Securities Dealers, Inc. The Placement Agent further represents and warrants to the Company that it will cause the Offering to be conducted in a manner in compliance with all applicable laws governing offerings to accredited investors only.

          14. The Company agrees not to use the name of the Placement Agent in any written document used externally without the Placement Agent's prior consent, which shall not be unreasonably withheld, except as otherwise required by law. The Placement Agent recognizes that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and consequently will be required to make all disclosures required by or that the Company deems is appropriate under the Securities Exchange Act of 1934 and the rules and regulations thereunder.

          15.     (A)     The  Company  hereby  represents  and  warrants to the
Placement Agent that all representation and warrantees made in the Subscription Agreement shall be true and correct as of each closing date.

          (B) To the extent the Subscription Agreement contains any representations and warranties by the Placement Agent (including, without limitation, with respect to the plan of distribution, the manner of the Offering, and other similar sections), they each hereby represent and warrant to the Company that all representation and warrantees made by them in the Subscription Agreement shall be true and correct as of each closing date.

          16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. The parties hereby irrevocably submit to the exclusive jurisdiction of the Courts of the State of New York. The Company and the Placement Agent hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Agreement.

          17. This Agreement shall be binding upon and inure to the benefit of Charleston Capital and the Company and each of their successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

          18. Charleston Capital or the Company may terminate this Agreement at any time after January 25, 2004, if the minimum amount of $1,250,000 is not raised.

          19. Nothing herein shall restrict or otherwise limit Charleston Capital from performing similar or dissimilar services for any other private or publicly listed companies or for its own account. The provisions of this paragraph 19 shall be enforceable to the fullest extent permitted by law.

          20. This Agreement, including Exhibit A attached hereto and made a part hereof, embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements or understandings, oral or written, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Company and Charleston Capital. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document and a facsimile copy of a signed counterpart shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       CHARLESTON  CAPITAL  CORP.


                                       By:  /s/  Ara  Proudian
                                           ---------------------------
                                       Name:  Ara Proudian
                                       Title: President and CEO

                                       NANOPIERCE TECHNOLOGIES, INC.


                                       By:  /s/ Paul H. Metzinger
                                           ---------------------------
                                       Name:  Paul H. Metzinger
                                       Title: President and CEO

                                    EXHIBIT A

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NO FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS RECOMMENDED THESE SECURITIES. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS TRANSACTION. ANY
REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                          NANOPIERCE TECHNOLOGIES, INC.
                              FINANCING TERM SHEET


ISSUER:                  NanoPierce  Technologies,  Inc. (the "Company") Symbol:
                         NPCT  trading  OTC:BB

AMOUNT: Minimum of $1,250,000.00 and maximum of $2,000,000 on the Closing Date.

ADDITIONAL AMOUNT:       Up  to  $2,000,000.00  five  (5)  days  after  the
                         effectiveness of the Registration statement and on the same terms and conditions defined below (the
                         "Additional  Closing  Date").

SECURITIES:              Common  Shares  issued  at $0.10 per share. Warrants to
                         purchase  Common  Shares  at  $0.25  per  share.

WARRANT COVERAGE:        The  investor(s)  gets  a  warrant  to  purchase  an
                         additional share of stock at $0.25 for every one share of restricted stock purchased under this placement.

CLOSING:                 Two  weeks  from  the  date  of  this  Term  Sheet.

ADDITIONAL CLOSING:      The  effective  date  of  the  Registration  Statement
                         referred  to  herein.

ESCROW ACCOUNT WITH:     Wachovia  Bank  National  Association

REGISTRATION  RIGHTS:    The  Company  shall  use  its  best  efforts  to file a
                         registration statement covering the resale of the Common Shares and the Common Shares obtainable on exercise of the warrants within 45 days of Closing and effective in 100 days from Closing. In the event the registration statement is not filed within 45 days from Closing and or not declared effective in 100 days, then the Company shall pay to the Investor(s) a cash amount within 3 business days of the end of the month equal to 1% per month thereafter of the Amount as liquidated damages and not as a penalty. The Company shall keep the registration statement "Evergreen".

INVESTOR(S):             Accredited  and  institutional  investors  only.

BLUE SKY:                a) The  Company  shall  "Blue  Sky"  the  Securities in
                            states CHARLESTON designates for sale which are currently designated as New York and Florida. Placement Agent's counsel shall assist the Company with the filing.

RIGHT OF FIRST REFUSAL:  Upon  Closing, CHARLESTON shall have the right of first refusal on any ensuing financing presented to the Company by entities other than CHARLESTON for a period of one year from the date of the Additional Closing (the Engagement Period). Furthermore, should the Company, at any time within the Engagement Period receive funds from an investor introduced by CHARLESTON, including any investor connected with this proposed financing, the Company shall pay CHARLESTON a fee no less than the fees set forth herein, and should the Company raise capital elsewhere during the Engagement Period, the Company will remit CHARLESTON its Placement Agent Fee immediately.

PLACEMENT AGENT FEES
AND EXPENSES:            The  fee shall consist of a cash payment equal to three
                         percent  (3%) of the gross amount of such investment on
                         the  Closing  Date  and three percent (3%) of the gross
                         amount  paid  to  the  Company by the Investors for the
                         exercise  of  the  $.10  Warrants.  Charleston  Capital
                         Corporation  shall also receive upon the Closing Date a
                         Warrant  to  purchase  Common  Stock of the Company for
                         that  number  of  shares of Common Stock equal to three
                         percent  (3%)  of  the number of shares of Common Stock
                         purchased  by  the  Investors  on  the  Closing  Date.
                         Charleston  Capital  Corporation  shall  also  receive
                         subsequent  to  the  Closing Date a Warrant to purchase
                         Common  Stock  of the Company for that number of shares
                         of  Common  Stock  equal  to  three percent (3%) of the
                         number  of  shares  of  Common  Stock  purchased by the
                         Investors  by exercising the $.10 Warrant. The Warrants
                         will  be based on the same terms as the Warrants issued
                         to  the  Investor  and  will  be  registered  in  the
                         Registration  Statement  for this Offering. The Warrant
                         shall  survive until January 20, 2009, and have a $0.10
                         exercise price. Registration shall be "piggy backed" on
                         the  registration  statement  set  forth  in  the
                         Registration  Rights  herein.
                              The  Company  will  bear  all  of  the expenses in
                         connection  with  the  Offering,  including,  but  not
                         limited  to  the following: escrow fee to Wachovia Bank
                         National  Association, COBRADesk filing and review fees
                                                --------------------------------
                         of  the  NASD,  SEC and other filing fees, printing and
                         -------------
                         duplicating costs, postage and mailing expenses with respect to the transmission of Offering Agreements, registrar and transfer agent fees and expenses, fees of the Company's counsel and accountants, issue and transfer taxes, if any.

PLACEMENT AGENT:         CHARLESTON  CAPTIAL  CORPORATION

Dated and Effective: January 9, 2004

CHARLESTON CAPITAL               NANOPIERCE TECHNOLOGIES, INC.
CORPORATION



By:                                 By:  /s/ Paul H. Metzinger
    --------------------------           -----------------------------------
     Authorized Officer                      Paul H. Metzinger,
                                             President & Chief Executive Officer